As filed with the Securities and Exchange Commission on October 7, 1996

                                                       Registration No. 333-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          --------------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                          --------------------------
                            TOWER AUTOMOTIVE, INC.
            (Exact name of Registrant as specified in its charter)
                          --------------------------


          DELAWARE                                              41-1746238
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                             Identification No.)
                                4508 IDS CENTER
                          MINNEAPOLIS, MINNESOTA 55402
                           TELEPHONE: (612) 342-2310
              (Address, including zip code, and telephone number,
            including area code, of Registrant's principal offices)

                                 SCOTT D. RUED
                             TOWER AUTOMOTIVE, INC.
                                4508 IDS CENTER
                          MINNEAPOLIS, MINNESOTA 55402
                           TELEPHONE: (612) 342-2310
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copy to:

                            JEFFREY C. HAMMES, ESQ.
                               Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                                (312) 861-2476

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                         --------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]


                              CALCULATION OF REGISTRATION FEE
==========================================================================================
   Title of Each Class of                      Proposed Maximum              Amount of
Securities to be Registered               Aggregate Offering Price(1)    Registration Fee
------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share     $9,625,000                       $3,319
==========================================================================================

(1) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low sales prices on October 3, 1996, as reported on the Nasdaq National Market.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
==============================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.  A        +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY + +OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES+
+EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE       +
+SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE          +
+SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD+ +BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY SUCH JURISDICTION.                                                     +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED OCTOBER 7, 1996

                                385,000 SHARES

                            Tower Automotive, Inc.

                                 COMMON STOCK
                                 ------------


     This Prospectus relates to 385,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock") of Tower Automotive, Inc. (the "Company") being offered by MascoTech, Inc. (the "Selling Stockholder"). See "Selling Stockholder." The Company will not receive any of the proceeds from the sale of Shares of Common Stock by the Selling Stockholder. The Shares offered hereby include 200,000 shares of Common Stock issuable upon the exercise of warrants held by the Selling Stockholder (the "Warrants"). See "Use of Proceeds."

     The Selling Stockholder has advised the Company that the Shares may be sold by the Selling Stockholder in one or more transactions (which may involve one or more block transactions) on the Nasdaq National Market, in sales occurring in the public market of the Nasdaq National Market, in separately negotiated transactions or in a combination of such transactions; that each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; that some or all of the Shares may be sold through brokers acting on behalf of the Selling stockholder or to dealers or underwriters for resale by such dealers or underwriters; and that in connection with such sales such brokers, dealers and underwriters may receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of Shares for whom they act as broker or agent (which discounts and commissions are not anticipated to exceed those customary in the types of transactions involved). Any broker or dealer participating in any such sale may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and will be required to deliver a copy of this Prospectus to any person who purchases any of the Shares from or through such broker or dealer. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold by the Selling Stockholder under Rule 144 rather than pursuant to this Prospectus. See "Plan of Distribution."

     To the extent required, the specific shares of Common Stock to be sold, the respective purchase price and the public offering price, the names of any such broker, dealer or underwriter, any commissions or discounts with respect to a particular offer and any other information material to the transaction will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part.

     The Company's Common Stock is traded on the Nasdaq National Market under the symbol "TWER." On October 3, 1996, the last reported sale price of the Common Stock on the Nasdaq National Market was $25.125 per share.

     The Company has agreed to pay the cost of the registration of the Shares and the preparation of this Prospectus and the Registration Statement under which it is filed. The expenses so payable by the Company are estimated to be approximately $25,000.

     The aggregate proceeds to the Selling Stockholder from the sale of the Shares offered hereby will be the purchase price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any. The Company and the Selling Stockholder have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act. See "Plan of Distribution."

     SEE "RISK FACTORS," BEGINNING ON PAGE 3 OF THIS PROSPECTUS, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF COMMON STOCK OFFERED HEREBY.
                              ------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
                AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                              ------------------
                The date of this Prospectus is            , 1996
                                              ------------

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement," which term shall include any amendments thereto) on Form S-3 under the Securities Act, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any document referred to are not necessarily complete. With respect to each such document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission referred to below.

     The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates by writing the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Such reports, proxy statements and other information can also be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended.

     2. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

     3. The Company's Current Report on Form 8-K, dated January 29, 1996, as amended by its Form 8-K/A filed on March 29, 1996.

     4. The Company's Current Report on Form 8-K, dated May 31, 1996, as amended by its Form 8-K/A No. 1 filed on June 4, 1996.

     5. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed on August 8, 1994.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering contemplated hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from their respective dates of filing. Any statement contained herein or in any document incorporated or deemed to be incorporated shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to: Tower Automotive, Inc., 4508 IDS Center, Minneapolis, Minnesota 55402, Attention: Shareholder Services (telephone number (612) 342-2310).


                                  THE COMPANY

     The Company is a leading designer and producer of high-quality, engineered metal stampings and assemblies used by major North American original equipment manufacturers ("OEMs"), including Ford, Honda, Chrysler, General Motors, Mazda, Toyota and Nissan. The Company's products range from engineered mechanical parts, such as hood and deck lid hinges and brake components, to large structural stampings and assemblies, such as body pillars, chassis, suspension and floor pan components and major housing assemblies. The majority of the Company's revenues are derived from complex, high value-added products, primarily assemblies which generally consist of multiple parts which are stamped by the Company and combined with various welded or fastened components by the Company.

     The Company manufactures products for a wide variety of car and light truck models, including nine of the ten best-selling vehicles in the United States in 1995. Two of the Company's highest content-per-car models, the Ford Taurus and the Honda Accord, have been the best-selling cars in the United States for the past eleven years. In addition, two of the Company's highest content-per-light truck models, the Ford Explorer and F-Series Pick-up, were the best-selling sport utility vehicle and pick-up truck in North America in 1995. As a result of its long history of high-efficiency/high-quality manufacturing and extensive service capabilities as well as strategic acquisitions, the Company has gained access to most OEMs and has become a long-term preferred supplier to Ford, the Company's largest customer, as well as its other major customers. In addition to receiving numerous quality awards, the Company has consistently received one of Ford's highest commercial ratings for suppliers in its stamping segment.

     The Company's principal executive offices are located at 4508 IDS Center, Minneapolis, Minnesota 55402 and its telephone number is (612) 342-2310. Unless the context indicates otherwise, as used in this Prospectus the term "Company" refers to Tower Automotive, Inc., its consolidated subsidiaries and their respective predecessors.

                                 RISK FACTORS

    This Prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act. Also, documents subsequently filed by the Company with the Commission and incorporated herein by reference will contain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and the matters set forth or incorporated in the Prospectus generally. The Company cautions the reader, however, that this list of factors may not be exhaustive, particularly with respect to future filings. In analyzing an investment in the Common Stock offered hereby, prospective investors should carefully consider, along with the other matters referred to herein, the risk factors described below.

RELIANCE ON MAJOR CUSTOMERS AND SELECTED MODELS

    Ford, Honda and Chrysler accounted for approximately 68%, 15% and 10%, respectively, of the Company's revenues during 1995 and approximately 68%, 8% and 10%, respectively, on a pro forma basis after giving effect to the Company's recent acquisition of MascoTech Stamping Technologies, Inc. ("MSTI"). Although the Company has contracts with many of its customers, such contracts provide for supplying the customers' requirements for a particular model, rather than for manufacturing a specific quantity of products. The loss of any one of its major customers or a significant decrease in demand for certain key models or a group of related models sold by any of its major customers could have a material adverse effect on the Company. There is substantial and continuing pressure from the major OEMs to reduce costs, including the cost of products purchased from outside suppliers such as the Company. Management believes that the Company's manufacturing and engineering expertise and its ability to control costs will allow the Company to remain competitive. Certain of the Company's products are purchased under long-term agreements that require the Company to provide annual cost reductions to such purchasers (directly through price reductions or indirectly through suggestions regarding manufacturing efficiencies or other cost savings) by certain percentages each year. Although the Company has been able to substantially offset such reductions through production cost savings that benefit customers, there can be no assurance that the Company will be able to continue to generate such cost savings in the future. If the Company were unable to generate sufficient production cost savings in the future to offset such price reductions, the Company's gross margin could be adversely affected.

INDUSTRY CYCLICALITY AND SEASONALITY

    The automobile market is highly cyclical and is dependent on consumer spending. Economic factors adversely affecting automotive production and consumer spending could adversely impact the Company. In addition, the Company's business is somewhat seasonal. The Company typically experiences decreased revenue and operating income during the third calendar quarter of each year due to the impact of OEM plant shutdowns in July for vacations and model changeovers.

IMPORTANCE OF BUSINESS RELATED TO NEW AND REDESIGNED MODEL INTRODUCTIONS

    The Company principally competes for new business both at the beginning of the development of new models and upon the redesign of existing models by its major customers. New model development generally begins two to five years prior to the marketing of such models to the public. The Company has been successful in obtaining significant new business on new models and in supplying additional parts for existing models as they are redesigned by its customers. Although the Company has been awarded replacement business on all of its major platforms through 1998, there can be no assurance that the Company will continue to obtain such new business. The failure of the Company to obtain new business on new models or to retain or increase business on redesigned existing models could adversely affect the Company.

ACQUISITION STRATEGY

    Acquiring businesses that complement the Company's existing business has been and continues to be an important element of the Company's strategy for achieving profitable growth. There can be no assurance that suitable acquisition candidates will be identified and acquired in the future, that financing for any such acquisitions will be available on satisfactory terms, that the Company will be able to accomplish its strategic objectives as a result of any such acquisition or that any business or assets acquired by the Company will be integrated successfully into the Company's operations. Although the Company is continually evaluating possible acquisitions, it is not presently involved in active negotiations with any company.

COMPETITION

    The automotive components supply industry is highly competitive. Some of the Company's competitors, including certain divisions of its OEM customers, are larger and have substantially greater financial and other resources than the Company. Although management believes that the Company is well positioned to continue to supply its products to OEMs, there can be no assurance that the Company will be able to compete successfully with the products of its competitors.

INFLUENCE OF EXISTING STOCKHOLDERS; ANTI-TAKEOVER PROVISIONS

    The Selling Stockholder and certain other significant stockholders of the Company have entered into agreements to vote their shares of Common Stock in the same manner that Onex U.S. Investments, Inc. (together with its affiliates, "Onex"), the Company's largest stockholder, votes its shares. Onex currently has voting control of approximately 19.2% of the total number of outstanding shares of Common Stock (17.7% if the Shares offered hereby are sold by the Selling Stockholder). Consequently, Onex currently has significant influence over the policies of the Company and any matters submitted to a stockholder vote. See "Selling Stockholder."

    Certain provisions of the Company's Restated Certificate of Incorporation, which permit the Board of Directors to issue up to 5,000,000 shares of preferred stock without further stockholder approval, as well as certain provisions of the Delaware General Corporation Law, could have the effect of delaying, deterring or preventing a change in control of the Company.

POSSIBLE VOLATILITY OF STOCK PRICE

    The market price of the Common Stock has been, and following the offering contemplated hereby may continue to be, highly volatile. Factors such as variations in the Company's revenues, earnings and cash flow, differences between the Company's actual results and the results expected by investors and securities analysts, news announcements or changes in general market conditions could cause the market price of the Common Stock to fluctuate substantially. In addition, the stock markets recently have experienced significant price and volume fluctuations that resulted in changes in the market prices of the stocks of many companies that have not been directly related to the operating performance of those companies. Such market fluctuations may materially adversely affect the market price of the Common Stock.


                                USE OF PROCEEDS

    The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholder. The Shares offered hereby include up to 200,000 Shares of Common Stock issuable upon the exercise of the Warrants held by the Selling Stockholder. The Company will receive approximately $3.6 million upon the exercise of the Warrants, which amount will be used for working capital and general corporate purposes.

                              SELLING STOCKHOLDER

     The Selling Stockholder has expressed its desire to be able to sell the Shares set forth below. From time to time, the Selling Stockholder will determine the number of Shares which it may sell. The determination to sell will depend on a number of factors, including the market price of the Common Stock. The following table sets forth certain information regarding ownership of the Common Stock as of September 30, 1996 by the Selling Stockholder. Beneficial ownership of the Common Stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


                                                                      Shares Beneficially
                         Shares Beneficially Owned                      Owned After the
                         Prior To The Offering        Shares To Be        Offering(1)
                         -------------------------    Sold in The     -------------------
Name                       Number         Percent       Offering       Number     Percent
------------------       ----------      ---------    ------------    --------   --------
MascoTech, Inc.(2)         385,000          2.7         385,000          --         --


(1) The information set forth in these columns assumes the Selling Stockholder will sell all of the Shares being offered hereby.

(2) Represents 185,000 shares and the Warrants to purchase 200,000 shares of Common Stock that were issued to the Selling Stockholder in connection with the Company's acquisition of MSTI on May 31, 1996.


     Set forth below is a description of any material relationships between the Company and the Selling Stockholder during the past three years. The Company has agreed to pay the cost of the registration of the Shares and the preparation of this Prospectus and the Registration Statement under which it is filed. The Selling Stockholder is responsible for any underwriting discounts and commissions relating to shares of Common Stock to be sold by the Selling Stockholder.

     On May 31, 1996, the Company purchased MSTI from the Selling Stockholder for an aggregate purchase price of approximately $79 million (including payment of related fees and expenses) (the "MSTI Acquisition"). The aggregate consideration paid by the Company consisted of (i) 785,000 shares of Common Stock, (ii) $55.0 million in cash (subject to working capital adjustments), and
(iii) Warrants to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $18.00 per share. In addition, the Company issued a 7% promissory note in favor of the Selling Stockholder payable approximately one year following the acquisition in an aggregate principal amount of $5.0 million, which is subject to reduction based on the operating profits of the MSTI facilities for the 12 months following the acquisition. Pursuant to the terms of the acquisition, the Company is required to make additional earn-out payments to the Selling Stockholder if certain operating targets are achieved by the MSTI facilities in the first three years following the acquisition.

     In connection with the MSTI Acquisition, the Company and the Selling Stockholder entered into an agreement pursuant to which the Company agreed to permit the Selling Stockholder to participate in a recently completed public offering (the "1996 Offering") and to use its best efforts to cause a shelf registration statement relating to the Selling Stockholder's remaining shares (including shares issuable upon exercise of the Warrants) to be filed and declared effective under the Securities Act prior to October 19, 1996. In addition, the agreement provides that the Selling Stockholder is entitled to include its shares of Common Stock in any registration statement at the Company's expense whenever the Company proposes to register any of its securities under the Securities Act, subject to certain conditions. The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act, in connection with such registrations. Under such agreement, the Selling Stockholder has agreed to vote its shares of Common Stock in the same manner as Onex votes its shares until the earlier of the date on which the Selling Stockholder transfers such shares or May 31, 2006. The Selling Stockholder sold an aggregate of 600,000 shares of Common Stock it received in the MSTI Acquisition in the 1996 Offering. The Registration Statement of which this Prospectus forms a part is being filed to satisfy the Company's obligations under such agreement.

                             PLAN OF DISTRIBUTION

     The Company will not receive any of the proceeds from the Shares offered hereby. The Selling Stockholder has advised the Company that the Shares may be sold by the Selling Stockholder in one or more transactions (which may involve one or more block transactions) on the Nasdaq National Market, in sales occurring in the public market of the Nasdaq National Market, in separately negotiated transactions or in a combination of such transactions; that each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; that some or all of the Shares may be sold through brokers acting on behalf of the Selling Stockholder or to dealers or underwriters for resale by such dealers or underwriters; and that in connection with such sales such brokers, dealers and underwriters may receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of Shares for whom they act as broker or agent (which discounts and commissions are not anticipated to exceed those customary in the types of transactions involved). Any broker or dealer participating in any such sale may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a copy of this Prospectus to any person who purchases any of the Shares from or through such broker or dealer. The aggregate proceeds to the Selling Stockholder from the sale of the Shares offered hereby will be the purchase price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any.

     To the extent required, the specific shares of Common Stock to be sold, the respective purchase price and the public offering price, the names of any such broker, dealer or underwriter, any commissions or discounts with respect to a particular offer and any other information material to the transaction will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part.

     In connection with any sales through a broker, such broker may act as agent for the Selling Stockholder or may purchase from the Selling Stockholder all or a portion of such Shares as principal. Such sales by a broker may be made on the Nasdaq National Market or any exchange on which the shares of Common Stock are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated. Shares may also be sold by a broker in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any broker as principal and resale by such broker for its own account pursuant to a Prospectus Supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq National Market rules; (iv) ordinary brokerage transactions and transactions in which any broker solicits purchasers; (v) sales "at the market" to or through the market maker or into an existing trading market, on an exchange or otherwise, for such Shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold by the Selling Stockholder under Rule 144 rather than pursuant to this Prospectus.

     The Company has agreed to pay the cost of the registration of the Shares and the preparation of this Prospectus and the Registration Statement under which it is filed. The expenses so payable by the Company are estimated to be approximately $25,000.

     The Company and the Selling Stockholder have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act.

     Without obtaining the Company's written consent (which consent may not be unreasonably withheld), the Selling Stockholder has agreed not to make sales of the Shares registered under this Registration Statement except during the thirty business day period beginning on the second business day following the date on which the Company announces its quarterly or annual earnings.


                                 LEGAL MATTERS

     Certain legal matters regarding the issuance of the shares of Common Stock being offered hereby have been passed upon for the Company by Kirkland & Ellis, Chicago, Illinois (a partnership which includes professional corporations).

                                    EXPERTS

     The audited financial statements incorporated by reference into this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

========================================    ===================================
       No person has been authorized to
    give any information or to make                   385,000 SHARES
    any representations in connection
    with this offering other than
    those contained in this
    Prospectus and, if given or made,
    such other information and                    TOWER AUTOMOTIVE, INC.
    representations must not be
    relied upon as having been
    authorized by the Company or the
    Selling Stockholder. Neither the
    delivery of this Prospectus nor
    any sale made hereunder shall,
    under any circumstances, create
    any implication that there has
    been no change in the affairs of
    the Company since the date hereof
    or that the information contained
    herein is correct as of any time
    subsequent to its date.  This
    Prospectus does not constitute an
    offer to sell or a solicitation
    of an offer to buy any securities
    other than the registered
    securities to which it relates.
    This Prospectus does not
    constitute an offer to sell or a
    solicitation of an offer to buy
    such securities in any
    circumstances in which such offer
    or solicitation is unlawful.

            _________________

            TABLE OF CONTENTS                          COMMON STOCK
                                         Page

AVAILABLE INFORMATION.................... 1

INCORPORATION OF CERTAIN DOCUMENTS BY
 REFERENCE............................... 1

THE COMPANY.............................. 2

RISK FACTORS............................. 3       -------------------------

USE OF PROCEEDS.......................... 4          P R O S P E C T U S

SELLING STOCKHOLDER...................... 5       -------------------------

PLAN OF DISTRIBUTION..................... 6

LEGAL MATTERS............................ 6

EXPERTS.................................. 6










                                                        October __, 1996

========================================    ===================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth the expenses of the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All such amounts are estimates, other than the fees payable to the Commission and the Nasdaq National Market.


          Securities and Exchange Commission registration fee........  $ 3,319
          Nasdaq National Market listing fee.........................    7,700
          Legal fees and expenses....................................   10,000
          Accounting fees and expenses...............................    1,000
          Miscellaneous..............................................    2,981
                                                                      --------
          Total......................................................  $25,000
                                                                      ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Restated Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

          Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation. The Restated Certificate of Incorporation of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by applicable law.

ITEM 16.  EXHIBITS.

          The following exhibits are filed pursuant to Item 601 of Regulation
S-K:

 EXHIBIT
 NUMBER                                  DESCRIPTION
 -------      ------------------------------------------------------------------
    4.1       Specimen Certificate for shares of Common Stock, incorporated by reference to Exhibit 4.1 of the Company's Form S-1 Registration
              Statement (Registration No. 33-80320) (the "Form S-1").
    4.2       Amended and Restated Certificate of Incorporation of the Company,
              incorporated by reference to Exhibit 3.1 of the Form S-1.
    4.3       Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit 3.2 of the Form S-1.
    4.4       Registration Rights and Voting Agreement, dated as May 31, 1996, between the Company and MascoTech, Inc., incorporated by reference to Exhibit 4.17 of the Company's Current Report on Form 8-K (File
              No. 0-24644), as filed with the Commission on May 31, 1996 (the
              "Form 8-K").
    4.5       Stock Purchase Warrant, dated as of May 31, 1996, issued by the
              Company to MascoTech, Inc., incorporated by reference to Exhibit
              4.19 of the Form 8-K.
    5.1       Opinion of Kirkland & Ellis regarding legality of securities being registered.
   23.1       Consent of Arthur Andersen LLP.
   23.2       Consent of Kirkland & Ellis - included in Exhibit 5.1.
   24.1       Powers of Attorney included in Part II of Registration Statement.

ITEM 17.  UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota, as of October 4, 1996.

                                            TOWER AUTOMOTIVE, INC.


                                            By: /s/ S.A. Johnson
                                               -----------------------------
                                                    S.A. Johnson
                                                    Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott D. Rued and S.A. Johnson and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

       Signature                          Title                        Date
       ---------                          -----                        ----
/s/ S.A. Johnson           Chairman of the Board and Director    October 3, 1996
-----------------------
S.A. Johnson


/s/ Adrian Vander Starre   Director                              October 3, 1996
-----------------------
Adrian Vander Starre


/s/ Dugald K. Campbell     President, Chief Executive Officer    October 3, 1996
-----------------------    and Director (Principal Executive
Dugald K. Campbell         Officer)


/s/ Anthony A. Barone      Vice President and Chief Financial    October 3, 1996
-----------------------    Officer (Principal Financial and
Anthony A. Barone          Accounting Officer)


/s/ James R. Lozelle       Director                              October 3, 1996
-----------------------
James R. Lozelle


/s/ Scott D. Rued          Director                              October 3, 1996
-----------------------
Scott D. Rued

/s/ William H. Clement            Director                October 3, 1996
-------------------------
William H. Clement


/s/ Eric J. Rosen                 Director                October 3, 1996
-------------------------
Eric J. Rosen


/s/ Matthew O. Diggs, Jr.         Director                October 3, 1996
-------------------------
Matthew O. Diggs, Jr.


/s/ E.J. Loughrey                 Director                October 3, 1996
-------------------------
E.J. Loughrey


/s/ Kim B. Clark                  Director                October 3, 1996
-------------------------
Kim B. Clark

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                               DESCRIPTION
------- ----------------------------------------------------------------------

 4.1 Specimen Certificate for shares of Common Stock, incorporated by reference to Exhibit 4.1 of the Company's Form S-1 Registration Statement (Registration No. 33-80320) (the "Form S-1").

 4.2 Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Form S-1.

 4.3 Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit 3.2 of the Form S-1.

 4.4 Registration Rights and Voting Agreement, dated as May 31, 1996, between the Company and MascoTech, Inc., incorporated by reference to
        Exhibit 4.17 of the Company's Current Report on Form 8-K (File No. 0-24644), as filed with the Commission on May 31, 1996 (the "Form 8-K").

 4.5 Stock Purchase Warrant, dated as of May 31, 1996, issued by the Company to MascoTech, Inc., incorporated by reference to Exhibit 4.19 of the Form 8-K.

 5.1 Opinion of Kirkland & Ellis regarding legality of securities being registered.

23.1    Consent of Arthur Andersen LLP.

23.2    Consent of Kirkland & Ellis - included in Exhibit 5.1.

24.1    Powers of Attorney included in Part II of Registration Statement.